EXHIBIT 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2019 (the “Report”) for the purpose of complying with the Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), Section 1350 of Chapter 63 of Title 18 of the United States Code and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002.

Shuang-Lang (Paul) Peng, the Chairman and Chief Executive Officer of AU Optronics Corp., certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AU Optronics Corp.

Date: March 27, 2020

By:	/s/ Shuang-Lang (Paul) Peng
Name: Shuang-Lang (Paul) Peng
Title: Chairman and Chief Executive Officer

The foregoing certification is not deemed filed for purposes of Section 18 of the Exchange Act and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.